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                             WELLS FARGO & COMPANY
                       DIRECTORS FORMULA STOCK AWARD PLAN

                     (As amended effective January 1, 1999)

     1. PURPOSE. The purpose of the Wells Fargo & Company Directors Formula Stock Award Plan (the "Plan") is to provide compensation in the form of shares of the Company's common stock, $1 2/3 par value per share ("Common Stock"), to non-employee members of the Board of Directors (the "Board") of Wells Fargo & Company (the "Company") in consideration for personal services rendered in their capacity as directors of the Company. The Plan is intended to aid in attracting and retaining individuals of outstanding abilities and skills for service on the Board.

     2. ELIGIBILITY. Any person who was a non-employee director of the Company on the last day of a calendar year preceding an Award Date (as defined below) shall be referred to hereinafter as an "Eligible Non-Employee Director" and shall be awarded shares of Common Stock determined as set forth in Section 3.

     3. FORMULA AWARD. In consideration for past services rendered, on February 1 of each year beginning February 1, 1997 (the "Award Date"), each Eligible Non-Employee Director shall be awarded that number of shares of Common Stock having an aggregate fair market value on the Award Date equal to one-twelfth of the annual cash retainer established by the Board and in effect as of the immediately preceding January 1, for each month or portion of a month during which he or she served as a non-employee director of the Company, rounded up to the next whole share (an "Award").

     The fair market value shall be determined using the closing price of a share of Common Stock as reported on the consolidated tape of the New York Stock Exchange.

     4. DEFERRAL OF AWARDS. An Eligible Non-Employee Director may elect to defer under the terms of the 1999 Deferral Plan for Directors, in the form of shares of Common Stock, all or a portion of the Award for his or her service as a director for the calendar year (the "Deferral Year") following the year in which the deferral election is made. Such election shall be made pursuant to the terms of the 1999 Directors' Deferred Compensation Plan.

     5. SHARES AVAILABLE FOR AWARDS. Subject to Section 6, no more than 200,000 shares of Common Stock may be awarded under the Plan. These shares may consist, in whole or in part, of authorized but unissued Common Stock or treasury Common Stock not reserved for any other purpose.

     6. ADJUSTMENTS FOR CERTAIN CHANGES IN CAPITALIZATION. If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the

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Common Stock, then the numbers, rights, and privileges of the shares issuable under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

     7.  EFFECTIVE DATE.  The Plan shall become effective on January 1, 1992.

     8. NO GUARANTEE OF SERVICE. Participation in the Plan does not constitute a guarantee or contract of service as a director.

     9. NON-ASSIGNABILITY. No right to receive an award hereunder shall be transferable or assignable by a Plan participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, Title I of the Employee Retirement Income Security Act ("ERISA"), or rules thereunder. The designation of a beneficiary by a participant pursuant to the terms of the 1999 Directors' Deferred Compensation Plan does not constitute a transfer.

     10. ADMINISTRATION. This Plan shall be administered under such rules and procedures as shall be established from time to time by the Company's senior human resources officer (the "Plan Administrator").

     11. AMENDMENT AND TERMINATION. This Plan may be amended, suspended or terminated by action of the Board or the Board Affairs Committee, or any successor committee, of the Board and automatically shall be terminated when all Common Stock subject to the Plan has been awarded; provided, however, that (a) the provisions of the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder; (b) if the Plan has been approved by the stockholders of the Company, any amendment shall be similarly approved if the amendment would (i) materially increase the benefits accruing to participants under the Plan; or (ii) materially increase the number of securities which may be issued under the Plan; or
(iii)materially modify the requirements as to eligibility for participation in the Plan; and (c) if at the time of any such proposed amendment, suspension or termination, any member of such committee does not satisfy the requirements applicable to committee approval contained in regulations of the Securities Exchange Commission promulgated under Section 16 of the Securities Exchange Act of 1934, and applicable interpretations thereof, any such amendment, suspension or termination must be approved by the Board.

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